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              Agreement of Lease                 Exhibit No. 10.21

                                      LEASE
                                      -----

         THIS INDENTURE OF LEASE, made and entered into as of this the 30th day of July, 2002, by and between James A. Fazzone, managing partner of Fazzone & Zima, of the Town of Cheshire, County of New Haven and State of Connecticut, hereinafter referred to as LANDLORD; and Emtec, Inc. hereinafter referred to as TENANT.

                                   WITNESSETH:
                                   -----------

         1. IN CONSIDERATION of the rent and covenants herein reserved and contained on the part of the TENANT to be paid, performed and observed, the LANDLORD does hereby lease, demise, let and sublet unto the TENANT and TENANT does hereby hire from the LANDLORD upon the terms, provisions, covenants and conditions hereinafter set forth premises known as Office 14, in Building C - located at 422-426 Highland Avenue, in the Town of Cheshire, County of New Haven and State of Connecticut, for the term of three years (3) years from the first day of August, 2002 to the last day of July, 2005 both inclusive.

         2. THE TOTAL rent payable for the term of this lease shall be thirty four thousand eight hundred ($34,800.00) dollars in monthly installments in the amount of nine hundred fifty ($950.00) dollars per month the first two years and one thousand ($1000.00) dollars per month for the third year. Said rent to be paid in advance on the first day of each and every month commencing July, 2002.

         3. THE TENANT agrees to purchase in its own name and to pay all charges for TENANT'S electricity, gas, telephone service, including normal maintenance of heating and air-conditioning units.

         4. THE TENANT accepts the building improvements and personality on the leased premises in their present state (TENANT recognizes that said improvements are limited to only carpeting, lighting fixtures, heating units, air conditioning units and painted walls) and without any representation or warranty by the LANDLORD or its agents as to the condition of such property or as to the use which may be made thereof. The LANDLORD shall not be responsible for any damage to personality as a result of any latent defect or change in condition in the building improvements and the rent hereunder shall in no case be withheld or diminished on account of any such defect in the property or change thereof, unless TENANT is deprived of the use and enjoyment of the premises, in which case, the rent shall be proportionately abated.

         5. THE TENANT shall make no alterations to the demised premises or changes in decorations, or locks provided by LANDLORD in said demised premises without prior written approval by the LANDLORD, but it is strictly understood if written permission is given to the TENANT for any alterations, or change in decoration, such alterations, changes and repairs shall become property of the LANDLORD and are to be made at the expense of the TENANT, and must be in conformity with the building laws of the Town of Cheshire wherein said premises are located.




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         6. IN THE event that the real estate taxes payable with respect to the building in which the demised premises are located and/or on the land on which said building is located in any tax year in which this lease shall be in effect shall be greater than the amount of such taxes due and payable for the tax year commencing October 1, 2001, hereinafter referred to as the "base year", whether by reason or an increase of either the tax rate or the assessed evaluation or by reason of the levy, assessment or imposition of any additional tax on real estate as such not now levied, assessed or imposed or for any other reason. TENANT shall pay to LANDLORD at least thirty (30) days prior to the date on which each such tax or installment thereof shall be due and payable as additional rent for the lease year in which such date occurs an amount equal to 8.28% percent of the difference between the amount of such tax or installment and the corresponding tax or installment paid for the base year. The total tax due for 2002, based on the Grand List as of October 1, 2001, for 422 Highland Avenue is $14,696.66.

         7. IN THE event that the Town of Cheshire or any subdivision thereof levies or has levied a sanitary sewer assessment or similar use charge against the building and land within which the demised premises are located, it is recognized that the TENANT shall be responsible to the LANDLORD in an amount equal to 8.28% percent of the entire assessment, including interest, and the use charge or installments thereof due and/or apportioned during the term of this lease. For the year 2002 the sewer assessment is $446.54. In the event annual payments are allowed by the Town of Cheshire, said payments shall be due and payable by the TENANT to LANDLORD one month prior to their due date so as to allow the LANDLORD to make timely payments to the Town of Cheshire as said payments become due the Town of Cheshire. It is expressly understood that the TENANT is liable for 8.28% percent of said assessment, including interest, and the use charge falling due during the term if its Tenancy, and said obligations to so pay shall cease with the expiration of its tenancy.

         8. TENANT MAY not assign this lease or sublet the demised premises without the written permission of LANDLORD, LANDLORD shall reply in writing within thirty (30) days of TENANT'S written request to sublet, not to be unreasonably withheld or delayed.

         9. IT IS expressly agreed that if the demised premises shall be taken by public or quasi-public authority under the power of eminent domain or condemnation, this Lease shall terminate on the date of such taking and the rights of the TENANT shall forthwith cease, with rent to be apportioned as of the date of such taking. No part of any award for such taking shall belong to TENANT.

         10. TENANT COVENANTS and agrees to maintain the demised premises in good repair and to pay for all repairs, including replacement of broken windows, except those repairs arising out of structural defects and that, upon the expiration or other termination of the term of this lease, TENANT shall quit and surrender to LANDLORD the demised premises, broom clean, and in good order and condition, ordinary wear excepted, and TENANT shall remove all of its property. On default of the TENANT in making such repairs or replacement, the LANDLORD may, but shall not be required to, make such repairs and replacements for the TENANT'S account and the expense thereof shall be collectible as additional rent.

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         11. FROM AND after the commencement of the term of this lease and to the expiration thereof, TENANT convenants and agrees to procure, keep and maintain in full force and effect, at its own cost and expense, public liability insurance for the benefit of and in the name of LANDLORD and TENANT with coverage in the sum of not less than $300,000.00 in respect to any injury or damage to one person and not less than $500,000.00 in respect to any injury or damage by reason of any occurrence and not less than $25,000.00 for injury or damage to property. The said insurance is to be placed and maintained with an insurance company authorized to do business in the State of Connecticut and certificates of all policies issued in accordance with the foregoing and containing a provision for notice to LANDLORD in case of cancellation shall be furnished to LANDLORD.

         12. IN THE case of total or substantial partial destruction of the demised premises by fire or otherwise, LANDLORD shall have the option to terminate this lease; however, in the event that both LANDLORD and TENANT agree that the lease is to continue, then the LANDLORD shall undertake to rebuild said premises with reasonable haste and rent shall abate proportionately during the untenantability of the premises. In the event that the lease is terminated, the rent shall be proportioned to the date of termination.

         13. THE PARTIES hereto agree that this lease shall, at the option of LANDLORD, be subordinate to present or future mortgages on the demised premises; and TENANT agrees to execute any documents necessary to effectuate any such subordination. TENANT further covenants and agrees any papers necessary to effect the assignments of rent to such mortgagee.

         14. TENANT SHALL use and occupy the demised premises for the purpose of Executive and Professional offices and for no other purpose.

         15. IF LANDLORD shall be unable to give possession of the demised premises on the date of the commencement of the term hereof by reason of the fact that the premises are located in a building being constructed and which has not been sufficiently completed to make the premises ready for occupancy, or by reason of the fact that a certificate of occupancy has not been produced, or for any other reason, LANDLORD shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, the rent reserved and covenants to be paid herein shall not commence until the possession of demised premises is given or the premises are available for occupancy by TENANT; and no such failure to give possession on the date of commencement of the term shall in any way affect the validity of this lease or the obligations of the TENANT hereunder, not shall same be construed in any way to extend the term of this lease.

         16. TENANT has deposited with LANDLORD the sum of one thousand nine hundred ($1,900.00) dollars as security for the faithful performance and observation by TENANT of the terms, provisions, and conditions of this Lease; it is agreed that in the event TENANT defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, LANDLORD may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any sum as to which TENANT is in default or for any sum which LANDLORD may expend or may be required to expend by reason of TENANT'S default in respect to any of the

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terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the premises, or if such damages or deficiencies occur before or after summary proceedings or other re-entry by the LANDLORD. In the event that TENANT shall fully and faithfully comply with all the terms, provisions and covenants of this Lease, the security shall be returned to TENANT after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to LANDLORD.

         17. IN THE event of a bona fide sale of the property in which the leased premises are a part, the LANDLORD shall have the right to transfer such security to the purchaser to be held under the terms of this lease and the LANDLORD shall be released from all liability for the return of such security to the TENANT.

         18. THE TENANT further covenants and agrees with the LANDLORD not to place, or permit to be placed, any signs, advertising display material, antennas or mechanical devises or any other items on the exterior of the building, sidewalk or property adjoining said demised premises in which said demised premises are located, except as provided by the LANDLORD or as currently maintained thereon.

         19. THESE PRESENTS are upon the conditions that if the TENANT shall fail, refuse or neglect to perform and observe any of the covenants, terms, provisions, conditions or agreements contained in this INDENTURE OF LEASE, including the failure to pay rent within 10 days of the date it becomes due, LANDLORD may relet the premises for TENANT'S account, the TENANT remaining liable for the unpaid balance of the rent to the extent of any deficiency from the reletting as well as the reasonable costs incurred in the reletting or as the result of reletting. LANDLORD shall not be obligated to relet the premises, but may, at its option, collect the unpaid portion of the rent from the TENANT.

         20. TENANT COVENANTS that in the event the LANDLORD is required to employ an attorney in order to enforce any provision of this Lease, the TENANT shall pay reasonable attorney's fees and all other costs of collection.

         21. NOTICE: Any and all notices, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed as set forth below. Each such notice shall be deemed given at the time it is mailed in any post office or branch post office regularly maintained by the United States Government.

                  TENANT'S ADDRESS-         422-426 Highland Avenue
                                            Building C, Office 14
                                            Cheshire, CT 06410

                  LANDLORD'S ADDRESS-       402 Highland Avenue
                                            Building C, Office
                                            Cheshire, CT 06410

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         22. THE LANDLORD will provide all exterior maintenance, including, but not limited to, the cutting of the grass and maintenance of other landscaping, snow plowing, and removal of snow from adjacent sidewalks; and in addition thereto, the LANDLORD shall provide cleaning service and maintenance for all halls (not a part of the demised premises) and exterior stairways.

         23. TENANT shall have the right to use in common with other Tenants the hallways, entranceways, exits, restrooms within Building C serving the premises; the parking area serving the buildings in the complex; and the common dumpster for the premises at no additional expense or charge.

         24. THE TENANT shall be permitted to have a sign(s) identifying its business similar to other signs identifying other tenants in the building, provided however, the TENANT shall supply such sign(s) at its own expense and use a sign contractor approved by LANDLORD.

         25. LANDLORD covenants and agrees with TENANT that so long as TENANT pays the rent, observes and performs all the terms, covenants, and conditions on TENANT'S part to be observed and performed, TENANT may peaceably and quietly enjoy the premises subject, nevertheless, to the terms of this Lease, and TENANT'S possession will not be disturbed by anyone claiming by, through or under LANDLORD.

         26. THIS LEASE shall be construed in accordance with the laws of the State of Connecticut.

         27. THE HEIRS, administrators, executors, legal representatives, successors and assigns of the parties hereto shall be bound by the terms and conditions of this Lease.

         28. TENANT covenants that in the event this Lease is recorded upon the Land Records of the Town of Cheshire by TENANT, it shall become null and void at the option of the LANDLORD, and any security deposits paid hereunder shall become the property of LANDLORD as liquidated damages therefor.

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         IN WITNESS WHEREOF, the parties have caused these premises to be duly signed and executed the day and date first above written.

         Signed, Sealed and Delivered
         In the Presence of:

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         Witness

                                            By   _________________________(L.S.)
                                                  John P. Howlett, CEO

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         Witness


         -----------------------------
         Witness

                                            By   ______________________________
                                                  James A. Fazzone

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